Exhibit 99.1

Business Development Specialist joins NYCEdutec as SVP Global Business Development & Operations

Salt Lake City, Utah, January 26, 2023 (GLOBE NEWSWIRE) – LNPR Group Inc. (“LNPR” or the “Company”) announced today the appointment of Mr. Thomas Irle as SVP Global Business Development & Operations of NYCEdutec, LNPR’s wholly-owned subsidiary, earlier this month.

Mr. Irle possesses more than 30 years of experience in executive positions in MNCs such as Philips N.V., PolyGram, Universal Music and Time Warner. Prior to joining NYCEdutec, Mr. Irle was the VP of Universal Music (Asia), Director of Time Life Asia, Managing Director of Educational Technologies Ltd, and the SVP of Global Business Development of NYC English LLC.

Mr. Irle’s strengths are not only in business development and management, but also in envisioning and realizing product concepts to cater to ever-changing and evolving user behavior and expectations.

His close connection with distributors enables him to obtain first-hand information of product trends and market needs, which is essential for NYCEdutec to accomplish the Company’s mission of bringing paradigm-shifting products through unique sales channels to customers around the world.

Having been based in Asian countries for over 30 years, Mr. Irle also continues to have very strong ties with his European network, which makes him a very valuable asset to NYCEdutec, especially on the company’s finance front.

Mr. Irle obtained his Master’s Degree in Business Administration from Hamburg University, Germany.

More announcements on NYCEdutec's staff appointments will be made in the coming weeks.

About NYCEdutec

NYCEdutec is creating the future of learning. It is a wholly-owned subsidiary of LNPR Group Inc. NYCEdutec is building artificial intelligence with 20 unique engines to capture and analyze behavioral data from millions of users enabling high-quality, individualized teaching on a huge scale. Its AI-powered ‘Super Teachers’ will solve the problem that human teachers are in short supply and bring more effective, affordable, and personalized teaching to all. It is currently building ‘AI English’ to address the growing demand for fluency in English and plans expansion into teaching Science, Technology. Engineering and Math.

For more information about NYCEdutec, please visit https://www.nycedutec.com.

SAFE HARBOR

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Forward-Looking Statements

This press release includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the applicable securities laws. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters.

These forward-looking statements include, but are not limited to, statements regarding the terms and conditions of the proposed business combination and related transactions disclosed herein, the timing of the consummation of such transactions, assumptions regarding shareholder redemptions and the anticipated benefits and financial position of the parties resulting therefrom. These statements are based on various assumptions and/or on the current expectations of LNPR’s management. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by any investor or other person as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of LNPR. These forward-looking statements are subject to a number of risks and uncertainties, including but not limited to general economic, financial, legal, political and business conditions and changes in domestic and foreign markets; changes in the assumptions underlying LNPR’s expectations regarding its future business; and the effects of competition on LNPR’s future business.

If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that LNPR presently does not know or currently believes are immaterial that could also cause actual results to differ materially from those contained in the forward-looking statements. In addition, forward-looking statements reflect expectations, assumptions, plans or forecasts of future events and views as of the date of this press release. LNPR anticipates that subsequent events and developments will cause these assessments to change. However, while LNPR may elect to update these forward-looking statements at some point in the future, LNPR specifically disclaims any obligation to do so, except as required by applicable law. These forward-looking statements should not be relied upon as representing LNPR (or its respective affiliates’) assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

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